Exhibit 99.1

For immediate release.	Contact:	John Van Blaricum
913.307.1017

Mediware Finalizes Acquisition of SciHealth, Inc.

Acquisition includes more than 100 customer facilities and launches complementary software solutions for Mediware customers.

LENEXA KS, June 19, 2009 -- Mediware Information Systems (NASD: MEDW), a provider of ClosedLoop™ blood and medication management software solutions, announced today that it has finalized the acquisition of Atlanta-based SciHealth, Inc. The purchase, which was announced on May 20, includes a cash payment of $2.0M as well as a potential earn-out based on defined performance achievements. All SciHealth employees were retained and business unit operations will continue to be based out of Atlanta.

SciHealth developed and markets Insight™, a business and clinical intelligences software package used in more than 100 hospitals to manage performance metrics. The Insight software enables care providers to save money and improve patient care. Customers include large academic hospitals such as Vanderbilt; prestigious networks, such as Emory, Novant and the U.S. Military Health System; and smaller critical access facilities such as Randolph Medical Center.

“The acquisition of SciHealth has many exciting attributes for Mediware and our customers,” said Thomas Mann, Mediware’s president and chief executive officer. “It provides us with a portfolio of complementary products and capabilities that we feel will be of high interest to our existing 1400 customer facilities. Our product teams are already defining solutions that will enable our customers to better manage their resources and improve the quality of care.  These new solutions will increase our add-on sales potential.”

With more than 1400 customer facilities using Mediware’s blood bank, medication management and blood center software products, Mediware plans to introduce performance management dashboards that aggregate data for customers. Because of the Insight software’s interoperability, Mediware customers will be able to consolidate data from any hospital information system to present a holistic view of performance. Examples include the combination of payroll, admissions and departmental data to measure broader indicators such as staffing productivity, recruiting efficiency, inventory utilization and errors rates.

“The Insight software enables healthcare institutions to define departmental, cross-facility, or system-wide performance measures,” continued Mr. Mann. “We believe healthcare providers will increase their focus on performance management and that well-positioned products such as Insight will see growth and expansion that eclipses other segments of healthcare.”

The Insight software helps hospitals address emerging regulations where performance measurement criteria are used as part of the healthcare quality and reimbursement model. It is also believed that the software is complementary to guidelines in the federal stimulus package which targets health information technologies, interoperability, and increased efficiency through electronic medical records (EMR).

“The addition of SciHealth offers us the benefit of a solid customer base, proven product and knowledgeable staff with which to enter this market,” said Mr. Mann. “We are very excited to begin marketing these capabilities to our existing base as well as the market at large.”

About Mediware
Mediware delivers ClosedLoop blood and medication management software systems that encapsulate information supporting patient therapies, reinforce patient safety practices and improve efficiencies to lower costs.  Mediware’s customers include prestigious hospitals, clinics, correctional institutions, blood centers and other public and private health care institutions throughout the world.  For more information about Mediware products and services, visit www.mediware.com.

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Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and in releases made by the SEC from time to time.  Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2008, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  The Company disclaims any obligation to update its forward-looking statements